UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                   May 9, 2006
                          ----------------------------

                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)


            Kansas                          0-15782              48-0905805
(State or other jurisdiction of     (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)

                            4441 West Airport Freeway
                               Irving, Texas 75062
                     (Address of principal executive offices
                                  and zip code)

                                 (972) 258-8507
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).




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Item 8.01:  Other Events

Upon approval of the proposed amendment to CEC Entertainment, Inc.'s 2004 Restricted Stock Plan at the 2006 Annual Meeting of Stockholders, which amendment increases the number of shares of common stock that may be issued to employees under the 2004 Restricted Stock Plan from 500,000 to 1,000,000, the Company will discontinue issuing stock options to its employees pursuant to the Company's 1997 Non-Statutory Option Plan. Since January 1, 2006, the Company has not issued any options under the 1997 Non-Statutory Option Plan to its employees. As of this date, there are 1,991,783 options available for grant under the 1997 Non-Statutory Option Plan.

In addition, it is the intention of the Board of Directors that for the next three fiscal years (commencing on January 1, 2006) it will not grant a number of shares subject to options, restricted stock and all other award types to employees or non-employee directors greater than an average of 3.31% of the number of shares of our common stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to two option shares.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CEC ENTERTAINMENT, INC.


Date:  May 9, 2006                          By:
                                                --------------------------------
                                                Christopher D. Morris
                                                Executive Vice President
                                                Chief Financial Officer